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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement of our reports dated December 5, 1995 included in the Post-Effective Amendment No. 24 to the Registration Statement on Form N-1 A of The Advisors' Inner Circle Fund (No. 33-42484), and to all references to our firm included in this Registration Statement File No. 33-42484.

                                              /s/ Arthur Andersen LLP

Philadelphia, PA
 February 23, 1996